Exhibit 99.2

Esquire Financial Holdings, Inc. Announces
Completion of Initial Public Offering of Common Stock

JERICHO, NEW YORK (June 30, 2017) – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) today announced that it has completed its initial public offering of 2,363,873 shares of its common stock, par value $0.01 per share, at a public offering price of $14.00 per share. Esquire sold 1,800,000 shares and selling stockholders sold 563,873 shares of Esquire common stock in the offering. The offering resulted in gross proceeds to Esquire of approximately $25.2 million. The net proceeds to Esquire, after deducting the underwriting discount and estimated offering expenses, are approximately $21.9 million. Esquire did not receive any proceeds from the sale of shares by the selling stockholders and the selling stockholders did not include any members of the board of directors or executive management.

Esquire’s common stock now trades on the Nasdaq Capital Market under the symbol “ESQ.”

Sandler O’Neill + Partners, L.P. acted as sole book-running manager for the offering.

Sandler O’Neill + Partners, L.P. has a 30-day option to purchase up to 354,580 additional shares of common stock from Esquire at the public offering price of $14.00 per share, less the underwriting discount, to cover over-allotments, if any.

The Securities and Exchange Commission declared the Registration Statement (File 333-218372) relating to these securities effective on June 26, 2017. The offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by phone, toll-free at (866) 805-4128 or by email at syndicate@sandleroneill.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with an additional branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. At March 31, 2017, Esquire had approximately $438.1 million in assets. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Esquire does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader

Executive Vice President and Chief Financial Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com